EXHIBIT 5.2

      Internal Revenue Service Determination Letter, Dated November 8, 1995






                                     II-12.








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INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA 91755

Date:  Nov 08, 1995                        Employer Identification Number:
                                                    95-3760980
                                           File Folder Number:
BLUE CROSS OF CALIFORNIA                            951002347
21555 OXNARD STREET                        Person to Contact:
WOODLAND HILLS, CA 91367                            DOUGLAS WEST
                                           Contact Telephone Number:
                                                    (213) 725-7099
                                           Plan Name:
                                                    SALARY DEFERRAL SAVINGS
                                                    PROGRAM OF BLUE CROSS OF
                                                    CALIFORNIA
                                           Plan Number:
                                                    004

Dear Applicant:

                  We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

                  Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

                  The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

                  This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

                  This determination is subject to your adoption of the proposed amendments submitted in your letter dated 100695. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

                  This determination letter is applicable for the amendment(s) adopted on 120894.

                  This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

                  This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

                  This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group

                                                             Letter  835 (D)/CG)

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BLUE CROSS OF CALIFORNIA

consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

                  This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

                  This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

                  The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

                  We have sent a copy of this letter to your representative as indicated in the power of attorney.

                  If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                         Sincerely yours,



                                         Richard R. Orosco
                                         District Director

Enclosures:
Publication 794
Addendum

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                                        3
BLUE CROSS OF CALIFORNIA

This plan also satisfies the requirements of Code section 401(k).